Deloitte & Touche, LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement No. 33-58383 of Oppenheimer International Bond Fund on Form N-14 of our report dated October 20, 2000 appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the use of our report dated October 21, 1999, appearing in the Statement of Additional Information of International Bond Fund dated January 28, 2000. We also consent to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information of Oppenheimer
International Bond Fund and "Financial Highlights" in the Prospectus of Oppenheimer International Bond Fund both dated January 28, 2000, which are part of such Registration Statement.

We also consent to the reference to us under the headings "What are the Tax Consequences of the Reorganization" and "Agreement and Plan of Reorganization" in the combined Proxy Statement and Prospectus which are part of such Registration Statement.

We also consent to the use of our draft Tax Opinions in exhibit 16(12) in Part C which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado
November 16, 2000